FIFTH AMENDED AND RESTATED CERTIFICATE OF
                        INCORPORATION OF IESI CORPORATION

         IESI Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: That the name of the Corporation is IESI Corporation, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 13, 1997. The original name of the Corporation was IESI Holding Corporation. An Amended and Restated Certificate of Incorporation of the Corporation was filed on June 24, 1997. A second Amended and Restated Certificate of Incorporation of the Corporation was filed on December 17, 1998. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed on June 30, 1999. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed on September 10, 2001 (the "Fourth Charter"). A Certificate of Correction to the Fourth Charter was filed on October 9, 2001. An Amendment to the Fourth Charter was filed on June 7, 2002 (Fourth Charter as amended and corrected, the "Fourth Amended Charter").

         SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Fifth Amended and Restated
Certificate of Incorporation restates and integrates and further amends the Fourth Amended Charter.

         THIRD: That the Fourth Amended Charter, be, and it hereby is, amended and restated to read in its entirety as set forth below.

         FOURTH: That the board of directors of the Corporation duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation, the proposed amendment and restatement of the Fourth Amended Charter by unanimous written consent on October 10, 2003 at which a quorum was present and acting throughout, declaring such amendment and restatement to be advisable and directing that such amendment and restatement be submitted to the stockholders of the Corporation for approval.

         FIFTH: That thereafter pursuant to the resolution of the board of directors, the stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, and written notice of the corporate action has been given to the stockholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         SIXTH: That the text of the Fourth Amended Charter is hereby restated and amended to read in its entirety as follows:

                  Section 1. The name of the Corporation is IESI Corporation.

                  Section 2. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its Registered Agent at the above address is The Corporation Trust Company.

                  Section 3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                  Section 4.

(A) Definitions.
    -----------

         "Act" is defined in Section 4(D)6.

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, provided, that TC Carting, L.L.C., TC Carting II, L.L.C., TC Carting III, L.L.C., Thayer Equity Investors IV, L.P. and their respective Affiliates shall not be deemed "Affiliates" of the Corporation.

         "Asset Sale" means any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with GAAP or by the fair market value determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business).

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the City of New York, New York.

         "By-Laws" is defined in Section 8.

         "Calculated IRR" means the internal rate of return, calculated on a per share basis, on an investment in any Preferred Stock compounded annually from the Original Issue Date of the particular class or series thereof to the date of
(i) in the case of Junior Preferred Stock, the first Triggering Event, assuming that such share of such Junior Preferred Stock is converted in full into shares of Common Stock immediately prior to such Triggering Event and is sold for consideration equal to (1) if such Triggering Event is a Public Offering, the price per share at which the Corporation sells its Common Stock in such Public Offering (without deduction for underwriting fees, commission or discounts), or
(2) if such Triggering Event is a Sale Transaction or Asset Sale, the amount of cash, the Market Price of marketable securities and the appraised cash value of any other property received in respect of each share of Common Stock in such Sale Transaction or Asset Sale (or which is exchanged for Common Stock, in the case of a Sale Transaction where the Corporation is not the surviving corporation), on a fully diluted basis, excluding any escrowed funds, contingent payments or other consideration not paid at the consummation of such Sale Transaction or Asset Sale, provided, that upon release or payment of such escrowed funds, contingent payments or other consideration, the internal rate of return shall be recalculated pursuant to this definition, or (ii) in the case of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, a Public Offering, assuming a conversion into shares of Common Stock at the Conversion Price then in effect for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, in each case, with a value on such Common Stock at the price at which shares of Common Stock are sold to the public in such Public Offering (without deduction for underwriting fees, commission or discounts).

         "Capital Stock" shall mean any class or series of capital stock of the Corporation.

         "Class A Common Stock" is defined in Section 4(B).

         "Class B Common Stock" is defined in Section 4(B).

         "Common Stock" shall mean the Class A Common Stock and Class B Common Stock.

         "Conversion Date" is defined in Section 4(D)3(b).

         "Conversion Notice" is defined in Section 4(D)3(b).

         "Conversion Price" is defined in Section 4(D)3(a).

         "Conversion Stock" is defined in Section 4(D)3(a).

         "Convertible Securities" means any evidences of indebtedness, shares of
stock,  or  other  securities   directly  or  indirectly   convertible  into  or
exchangeable for Common Stock.

         "Corporation" is defined in the preamble.

         "Equity Securities" means any capital stock or other similar security of the Corporation, including, without limitation, securities containing equity features and securities containing profit participation features, and any debt or equity security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant, option or right to subscribe for or to purchase any of the foregoing.

         "Fourth Charter" is defined in the first recital.

         "Fourth Amended Charter" is defined in the first recital.

         "GAAP" means (1) U.S. generally accepted accounting principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect at the relevant date or for the relevant period, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been applied; and (2) shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements of the Corporation for the relevant period.

         "Holder" shall mean any registered holder of shares of Preferred Stock.

         "HSR Act" is defined in Section 5.

         "Issue Date" means, as to a share of Preferred Stock, the date on which such share was issued by the Corporation.

         "Junior Preferred Liquidation Preference" means an amount equal to $1,250 plus any accrued and unpaid dividends for each share of Junior Preferred Stock, if any, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Junior Preferred Stock.

         "Junior Preferred Stock" is defined in Section 4(B).

         "Junior Securities" means any Capital Stock or other Equity Securities of the Corporation, except for the Preferred Stock.

         "Liquidation"   means  any   voluntary  or   involuntary   liquidation,
dissolution or winding-up of the Corporation.

         "Liquidation Preference" means the Series E Liquidation Preference, Series D Liquidation Preference, the Series C Liquidation Preference and the Junior Preferred Liquidation Preference.

         "LSA Event" means a Liquidation, a Sale Transaction or an Asset Sale.

         "Mandatory Conversion Condition" is defined in Section 4(D)3(c).

         "Market Price" means the average of the closing prices of any security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the Holders of a majority (measured by the aggregate Liquidation Preference) of the Preferred Stock then outstanding. If such parties are unable to reach agreement within 30 days after the date as of which Market Price is being determined, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the Holders of a majority (measured in Liquidation Preference) of the Preferred Stock then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

         "Option" means any right, option, or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

         "Original Issue Date" means (i) with respect to the Series A Preferred Stock, June 2, 1998, (ii) with respect to the Series B Preferred Stock, December 18, 1998, (iii) with respect to the Series C Preferred Stock, June 30, 1999,
(iv) with respect to Series D Preferred Stock, September 10, 2001, and (v) with respect to Series E Preferred Stock, October 10, 2003.

         "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Preferred Stock" is defined in Section 4(B).

         "Public Offering" shall mean a firm commitment underwritten public offering of Common Stock, subsequent to which the Common Stock is listed on a national securities exchange or on the NASDAQ System, at an offering price to the public (without deduction for underwriting fees, commission or discounts) in an aggregate amount not less than $20,000,000 pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor federal statute thereto.

         "Redemption Date" is defined in Section 4(D)2(d).

         "Sale Transaction" shall mean any merger, consolidation, recapitalization, sale, transfer or issuance of shares of Capital Stock by the Corporation or any holders thereof, or any series of such transactions in each case, which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Preferred Stock as of October 10, 2003 and the Affiliates thereof, owning more than 50% by vote of the voting stock of the Corporation (or of the surviving corporation, if the Corporation is not the surviving corporation) outstanding at the time of the consummation of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

         "Series A Preferred Stock" is defined in Section 4(B).

         "Series B Preferred Stock" is defined in Section 4(B).

         "Series C Dividend Payment Date" is defined in Section 4(D)1.

         "Series C Liquidation Preference" means an amount equal to $1,000 plus all accrued and unpaid dividends for each share of Series C Preferred Stock, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock.

         "Series C Preferred Stock" is defined in Section 4(B).

         "Series D Dividend Payment Date" is defined in Section 4(D)1.

         "Series D Liquidation Preference" means an amount equal to $1,000, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock. Notwithstanding anything herein to the contrary, any accrued and unpaid dividends on the Series D Preferred Stock shall be adjusted together with the Series D Liquidation Preference if such an adjustment occurs, notwithstanding the fact that such dividends are not included in this definition.

         "Series D Preferred Stock" is defined in Section 4(B).

         "Series E Dividend Payment Date" is defined in Section 4(D)1.

         "Series E Liquidation Preference" means an amount equal to $1,000, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series E Preferred Stock. Notwithstanding anything herein to the contrary, any accrued and unpaid dividends on the Series E Preferred Stock shall be adjusted together with the Series E Liquidation Preference if such an adjustment occurs, notwithstanding the fact that such dividends are not included in this definition.

         "Series E Preferred Stock" is defined in Section 4(B).

         "Subsidiary" means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding any class or classes having such voting power solely by reason of the happening of a contingency) is owned by the Corporation directly or indirectly through other Subsidiaries, and
(ii) any partnership, association, joint venture or other entity in which the Corporation directly or indirectly through other Subsidiaries has more than a 50% equity interest.

         "Triggering Event" shall mean a Public Offering, a Sale Transaction or an Asset Sale.

(B) Number Of Shares; Par Value.
    ----------------------------

         The total number of shares of Capital Stock that the Corporation shall have authority to issue shall be 4,867,100 shares consisting of the following:

                  1. 4,200,000 shares of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock");

                  2. 450,000 shares of Class B Nonvoting Common Stock, par value $.01 per share (the "Class B Common Stock");

                  3. 32,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock");

                  4. 20,100 shares of Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock");

                  5. 55,000 shares of Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"); and

                  6. 55,000 shares of Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock").

                  7. 55,000 shares of Series E Convertible Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock").

         The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (together, the "Preferred Stock") shall rank senior to all other Capital Stock; the Series E Preferred Stock shall rank senior to the Series A Preferred Stock, the Series B Preferred Stock (together, the "Junior Preferred Stock"), the Series C Preferred Stock and the Series D Preferred Stock. The Series D Preferred Stock shall rank senior to the Junior Preferred Stock and the Series C Preferred Stock; the Series C Preferred Stock shall rank senior to the Junior
Preferred Stock; and, except as set forth in Section 4(C) hereof, the Class A Common Stock and the Class B Common Stock shall be identical in all respects, including, without limitation, with respect to dividends and distributions and upon dissolution or otherwise.

(C) Common Stock.
    ------------

                  1. Voting Rights. The holders of the Class B Common Stock shall have no voting power for any purpose whatsoever, and the holders of the Class A Common Stock shall have full voting power for all purposes.

                  2. Conversion.

                           (a) Each share of Class B Common  Stock  shall at any
time be subject to conversion at the option of the holder thereof, and upon any such conversion such holder shall be entitled to receive one fully paid and nonassessable share of Class A Common Stock for each share of Class B Common Stock being converted, subject to adjustment as set forth in Section 4(C)2(b).

                           (b)  Adjustment.  The  number  of  shares  of Class A
Common Stock issuable upon conversion of each share of Class B Common Stock shall be subject to adjustment from time to time as follows:

                           In case the Corporation shall at any time change as a
                  whole, by subdivision or consolidation in any manner or by the making of a stock dividend, the number of shares of its Class A Common Stock then outstanding into a different number of shares, with or without par value, then the number of shares of Class A Common Stock issuable upon conversion of each share of Class B Common Stock shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Class A Common Stock of the Corporation.

                           (c)   Reorganization.   In   case   of  any   capital
reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation or the sale or other disposition of all or substantially all the properties and assets of the Corporation, as an entirety, each share of Class B Common Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or other property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder thereof would have been entitled if he had converted such share into Class A Common Stock immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this clause (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                           (d) Notice of  Adjustment.  Whenever  the  conversion
ratio of Class B Common Stock into Class A Common Stock shall be adjusted, the Corporation shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid to each holder of Class B Common Stock at the address of such holder shown on the books of the Corporation, which notice shall be accompanied by a certificate of a firm of independent public accountants of recognized standing setting forth in reasonable detail the facts requiring such adjustment and the conversion ratio that shall be in effect after such adjustment.

                           (e)  Fractional  Shares.  If more  than one  share of
Class B Common Stock shall be surrendered for conversion at any one time by the same holder, the aggregate number of full shares of Class A Common Stock of the Corporation issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class B Common Stock so surrendered rather than upon a per share basis as to each such share of Class B Common Stock. Instead of any fractional shares of Class A Common Stock of the Corporation which would otherwise be issuable upon conversion of any shares of Class B Common Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in the amount equal to the product obtained by multiplying such fraction by the Market Price of the Class A Common Stock on the Business Day immediately prior to conversion. All monetary calculations required pursuant to the provisions of the Class B Common Stock shall be made to the nearest cent.

                           (f) Taxes. The Corporation shall pay all documentary,
stamp or other transactional taxes attributable to the issuance or delivery of shares of Class A Common Stock upon conversion of any shares of Class B Common Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for any such shares in a name other than that of the holder of the shares of Class B Common Stock being converted.

                           (g) Fully  Paid,  etc.  All  shares of Class A Common
Stock which may be issued upon conversion of the shares of Class B Common Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                           (h)  Exercise.  The  holder of any  shares of Class B
Common Stock may exercise the conversion right as the whole or any part thereof by delivering to the principal office of the Corporation during regular business hours, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, accompanied by a written notice stating (i) that the holder elects to convert such shares and (ii) the name or names (with addresses) in which the certificate or certificates for the shares of Class A Common Stock are to be issued. The Corporation shall deliver, as soon as practicable after receipt of such notice and certificates, at said office, to or on the order of the holder for whose account such certificates for shares of Class B Common Stock were so surrendered for conversion, a certificate or certificates representing that number of whole shares of Class A Common Stock which the holder of such shares of Class B Common Stock shall be entitled to receive, registered in the name of such Person or Persons as may be specified in the notice of conversion, together with payment of any cash adjustment to which such holder may be entitled in accordance with clause (e) of this Section 4(C)2. Any conversion of shares of Class B Common Stock at the option of the holder thereof shall be deemed for all purposes to have been effected upon delivery of such notice of conversion and such surrender of the certificate or certificates for shares of Class B Common Stock to be so converted; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall not be deemed to constitute the Person or Persons in whose name or names the certificates of Common Stock are to be registered as the holder or holders thereof for any purpose until the close of business on the next succeeding day on which such stock transfer books shall be open but such conversion shall be made at the conversion ratio in effect on the date of such surrender. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class B Common Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class B Common Stock representing the unconverted portion of the certificate so surrendered.

                           (i) Retirement.  Shares of Class B Common Stock which
have been converted shall be retired and canceled in the manner provided by law.

                           (j) Restrictions on Conversion.  Any other provisions
hereof to the contrary notwithstanding, no Person shall exercise its rights to convert shares of Class B Common Stock into shares of Class A Common Stock, if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Person (i) after giving effect to such conversion, such Person would own, control or have power to vote a greater quantity of securities of any kind than the Person shall be permitted to own, control or have power to vote, or (ii) such conversion would not be permitted. For purposes of this Section 4(C)2, subject to Section 5, a written statement of the Person converting shares of Class B Common Stock into Class A Common Stock, delivered to the Corporation upon surrender of any shares of Class B Common Stock for conversion into any shares of Class A Common Stock, to the effect that the Person is legally entitled to exercise its rights to convert such shares and that such conversion will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Corporation and shall obligate the Corporation to deliver certificates representing the shares of Class A Common Stock so converted in accordance with the other provisions hereof.

(D) Preferred Stock
    ---------------

                  1. Dividends; Ranking. The Series E Preferred Stock shall rank senior to the Series D Preferred Stock, the Series C Preferred Stock, the Junior Preferred Stock and the Junior Securities with respect to the rights to receive dividends unless provided otherwise herein. The Series D Preferred Stock shall rank senior to the Series C Preferred Stock, the Junior Preferred Stock and the Junior Securities with respect to the rights to receive dividends, unless provided otherwise herein. The Series C Preferred Stock shall rank senior to the Junior Preferred Stock and the Junior Securities with respect to the rights to receive dividends. The shares of Series A Preferred Stock and Series B Preferred Stock shall rank equally as to each other, and senior to the Junior Securities, with respect to the right to receive dividends.

         Without limitation of the foregoing, the Holders of Junior Preferred Stock, without distinction as to series, shall be entitled to receive dividends only as and when the Corporation shall declare and pay dividends in respect of its Common Stock, and absent such a declaration, no dividends shall be payable, accrue or accumulate in respect of shares of Junior Preferred Stock. If the Corporation shall declare a dividend in respect of its Common Stock, each Holder of Preferred Stock shall be paid in an amount equal to the dividend that would be payable if such Holder had converted his shares of Preferred Stock into shares of Common Stock immediately prior to the record date for the payment of such dividend at the Conversion Price then in effect.

         The Holders of the outstanding shares of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors (and as provided below), from any source of funds legally available therefor, distributions in the form of cash dividends on each share of Series E Preferred Stock, at a rate per annum equal to 10% of the Liquidation Preference, plus all accrued and unpaid dividends per share, of Series E Preferred Stock from the Issue Date of such share of Series E Preferred Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All dividends shall be cumulative, whether or not earned or declared, and shall compound on a semi-annual basis from the Issue Date of each share of Series E Preferred Stock and shall be payable only upon, and subject to the provisions of, a LSA Event pursuant to Section 4(D)2 hereof (a "Series E Dividend Payment Date"). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series E Preferred Stock as they appear on the stock register of the Corporation on the relevant Series E Dividend Payment Date. Dividends shall cease to accumulate in respect of any shares of Series E Preferred Stock on the Series E Dividend Payment Date with respect to such shares, unless the Corporation shall have failed to comply with the provisions of Section 4(D)2 hereof.

         The Holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors (and as provided below), from any source of funds legally available therefor, distributions in the form of cash dividends on each share of Series D Preferred Stock, at a rate per annum equal to 10% of the Liquidation Preference, plus all accrued and unpaid dividends per share, of Series D Preferred Stock from the Issue Date of such share of Series D Preferred Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All dividends shall be cumulative, whether or not earned or declared, and shall compound on a semi-annual basis from the Issue Date of each share of Series D Preferred Stock and shall be payable only upon, and subject to the provisions of, a LSA Event pursuant to Section 4(D)2 hereof (a "Series D Dividend Payment Date"). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the relevant Series D Dividend Payment Date. Dividends shall cease to accumulate in respect of any shares of Series D Preferred Stock on the Series D Dividend Payment Date with respect to such shares, unless the Corporation shall have failed to comply with the provisions of Section 4(D)2 hereof.

         The Holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors (and as provided below), from any source of funds legally available therefor, distributions in the form of cash dividends on each share of Series C Preferred Stock, at a rate per annum equal to 15% of the Liquidation Preference per share of Series C Preferred Stock from the Issue Date of such share of Series C Preferred Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All dividends shall be cumulative, whether or not earned or declared, and shall compound on a semi-annual basis from the Issue Date of each share of Series C Preferred Stock and shall be payable only: (a) after no shares of Series E Preferred Stock remain outstanding, (b) after no shares of Series D Preferred Stock remain outstanding, and (c)(i) upon, and subject to the provisions of, a LSA Event pursuant to Section 4(D)2 hereof or (ii) upon conversion of such share of Series C Preferred Stock pursuant to Section 4(D)3 hereof (a "Series C Dividend Payment Date"). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series C Preferred Stock as they appear on the stock register of the Corporation on the relevant Series C Dividend Payment Date. Dividends shall cease to accumulate in respect of any shares of Series C Preferred Stock on the Series C Dividend Payment Date with respect to such shares, unless the Corporation shall have failed to comply with the provisions of Section 4(D)2 or Section 4(D)3, respectively.

         Except for any dividends accruing in favor of Series C Preferred Stock in accordance with the preceding paragraph, so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Series D Preferred Stock, Series C Preferred Stock or Junior Preferred Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Series D Preferred Stock, Series C Preferred Stock or Junior Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any Series D Preferred Stock, Series C Preferred Stock or Junior Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Series D Preferred Stock to the Holders of Series D Preferred Stock, in Series C Preferred Stock to the Holders of Series C Preferred Stock and in Junior Preferred Stock to the Holders of Junior Preferred Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Series D Preferred Stock, Series C Preferred Stock or Junior Preferred Stock or any such warrants, rights, calls or options.

         Except for any dividends accruing in favor of Series C Preferred Stock in accordance with this Section 4(D)1, so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Series C Preferred Stock or Junior Preferred Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Series C Preferred Stock or Junior Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any Series C Preferred Stock or Junior Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Series C Preferred Stock to the Holders of Series C Preferred Stock and in Junior Preferred Stock to the Holders of Junior Preferred Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Series C Preferred Stock or Junior Preferred Stock or any such warrants, rights, calls or options.

         So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Preferred Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Preferred Stock to the Holders of Junior Preferred Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Preferred Stock or any such warrants, rights, calls or options.

         So long as any shares of Preferred Stock are outstanding, without the prior written consent of the Holders of 75% of all Preferred Stock then outstanding, measured by the aggregate Liquidation Preference, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any such warrants, rights, calls or options.

         Dividends payable on shares of any Preferred Stock for any period of less than a year shall be computed on the basis of a 360-day year and the number of days elapsed. If any dividend payment date occurs on a day that is not a Business Day, any accumulated dividends otherwise payable on such dividend payment date shall be paid on the next succeeding Business Day.

         Without the consent of the Holders of 75% of the outstanding shares of the Series D Preferred Stock, the Corporation may not issue any equity securities ranking senior to, or on a parity with, the Series D Preferred Stock. Without the consent of the Holders of 75% of the outstanding shares of the Series C Preferred Stock, the Corporation may not issue any equity securities ranking senior to, or on a parity with, the Series C Preferred Stock.

                  2. LSA Event.

                           (a) Liquidation  Preference and LSA Event. The Shares
of Series E Preferred Stock shall rank senior to the Series D Preferred Stock, Series C Preferred Stock, Junior Preferred Stock and Junior Securities as to Liquidation Preference. The shares of Series D Preferred Stock shall rank senior to the Series C Preferred Stock, Junior Preferred Stock and Junior Securities as to Liquidation Preference. The shares of Series C Preferred Stock shall rank senior to the Junior Preferred Stock and Junior Securities as to Liquidation Preference. The shares of Series A Preferred Stock and Series B Preferred Stock shall rank equally as to each other, and senior to the Junior Securities, as to Liquidation Preference. Without limitation of the foregoing and subject to the provisions of Section 4(D)2(b) below, in a LSA Event, (i) each Holder of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Series D Preferred Stock, the Series C Preferred Stock, Junior Preferred Stock or Junior Securities or any other stock of the Corporation, an amount in cash (provided, that such Holder does not elect to convert its shares pursuant to its rights in Section 4(D)3) for each share equal to the greater of (x) the Series E Liquidation Preference plus all accrued and unpaid dividends for each share of Series E Preferred Stock, or (y) the amount such Holder would receive as a holder of Common Stock if the Series E Preferred Stock held by such Holder was converted into Common Stock, assuming the conversion into Common Stock of all the Preferred Stock,
(ii) after payment in full has been made in accordance with this Section 4(D)2 to all Holders of shares of Series E Preferred Stock, each Holder of the Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Series C Preferred Stock, the Junior Preferred Stock or Junior Securities or any other stock of the Corporation ranking junior to Series D Preferred Stock as to any such distribution, an amount in cash (provided, that such Holder does not elect to convert its shares pursuant to its rights in Section 4(D)3) for each share equal to the greater of (x) the Series D Liquidation Preference plus all accrued and unpaid dividends for each share of Series D Preferred Stock, or (y) the amount such Holder would receive as a holder of Common Stock if the Series D Preferred Stock held by such Holder was converted into Common Stock, assuming the conversion into Common Stock of all the Preferred Stock, (iii) after payment in full has been made in accordance with this Section 4(D)2 to all Holders of shares of Series E Preferred Stock and Series D Preferred Stock, each Holder of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Junior Preferred Stock or Junior Securities or any other stock of the Corporation ranking junior to Series C Preferred Stock as to any such distribution, an amount in cash (provided, that such Holder does not elect to convert its shares pursuant to its rights in Section 4(D)3) for each share equal to the greater of (x) the Series C Liquidation Preference or (y) the amount such Holder would receive as a holder of Common Stock if the Series C Preferred Stock held by such Holder was converted into Common Stock, assuming the conversion into Common Stock of all the Preferred Stock, and (iv) after payment in full has been made in accordance with this Section 4(D)2 to all Holders of shares of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock, each Holder of the Junior Preferred Stock, without distinction as to series, shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Junior Securities or any other stock of the Corporation ranking junior to Junior Preferred Stock as to any such distribution, an amount in cash (provided, that such Holder does not elect to convert its shares pursuant to its rights in
Section 4(D)3) for each share equal to the Junior Preferred Liquidation Preference. If, upon a LSA Event, the amounts payable with respect to any series of Preferred Stock and any other stock of the Corporation ranking as to any such distribution on a parity with such series of Preferred Stock shall not be paid in full, then the Holders of such series of Preferred Stock and such parity stock shall share ratably in any such distribution of assets of the Corporation in proportion to the full preferential amounts to which they are entitled.

                           (b) Distribution of Remainder in Liquidation.  In the
event of a Liquidation, in addition to the distributions set forth in Section 4(D)2(a) and after payment in full of all amounts payable to the Holders of Preferred Stock under Section 4(D)2(a), (i) the holders of Common Stock shall be entitled to participate in the distribution of the remainder of the assets of the Corporation in respect of the Common Stock until each such holder has received an amount per share equivalent to the amount per share received by the Holders of Preferred Stock, considered on an as-if-converted basis (calculated by dividing (x) the aggregate distributions made to all Holders of Preferred Stock in accordance with Section 4(D)2(a) by (y) the total number of Common Stock into which the Preferred Stock could be converted), and (ii) thereafter, the Holders of Preferred Stock shall be entitled to participate with the holders of Common Stock, pro-rata on an as-if-converted basis, in the distribution of any remaining assets of the Corporation.

                           (c) Redemption in Sale  Transaction or Asset Sale. In
connection with any Sale Transaction or Asset Sale, all consideration payable to the stockholders of the Corporation, in connection with a Sale Transaction, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an Asset Sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a Sale Transaction) or available for distribution and payment as provided herein (in the case of an Asset Sale), as applicable, to the holders of Preferred Stock of the Corporation in accordance with the preferences and priorities set forth in Section 4(D)2(a) above. In the event of a Sale Transaction, the Corporation shall cause the Sale Transaction agreement to provide as a consequence of such Sale Transaction for the conversion of (i) any outstanding Series E Preferred Stock into the right of each Holder of Series E Preferred Stock to receive an amount in cash equal to the amount set forth in Section 4(D)2(a)(i), (ii) any outstanding Series D Preferred Stock into the right of each Holder of Series D Preferred Stock to receive an amount in cash equal to the amount set forth in Section 4(D)2(a)(ii),
(iii) any outstanding Series C Preferred Stock into the right of each Holder of Series C Preferred Stock to receive, subject to the prior satisfaction, in accordance with the provisions of this Section 4(D)2, of the Holders of Series E Preferred Stock and the Series D Preferred Stock, an amount in cash equal to the amount set forth in Section 4(D)2(a)(iii), and (iv) any outstanding Junior Preferred Stock into the right of each Holder of Junior Preferred Stock to receive, subject to the prior satisfaction, in accordance with the provisions of this Section 4(D)2, of the Holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock, an amount in cash equal to the amount set forth in Section 4(D)2(a)(iv). In the event of an Asset Sale, immediately concurrent with the consummation of such Asset Sale, the Corporation shall cause the redemption of all outstanding shares of Preferred Stock for an amount (in cash) equal to the applicable amount payable under Section 4(D)2(a). In the event of the foregoing redemption, (i) the Corporation shall revalue its assets and liabilities to the fullest extent permitted by law to determine lawfully available funds for such redemption, and (ii) if the Corporation shall not have such funds available to redeem the shares of all series of Preferred Stock, the Corporation shall redeem, to the fullest extent of available funds as the same became available, the shares of each series of Preferred Stock in accordance with the preferences and priorities set forth in Section 4(D)2(a).

                           (d)  Notice  of  Redemption.  Any  redemption  of the
Preferred Stock pursuant to Section 4(D)2(c) hereof may be made only if prior notice is given by the Corporation at least 30 days but not more than 60 days prior to the date fixed for such redemption (a "Redemption Date") to all Holders of record of each series of Preferred Stock at their respective addresses appearing on the books of the Corporation. Any such notice of a redemption shall specify (i) the details of the transaction in connection with which such shares of Preferred Stock are being redeemed, (ii) the Redemption Date, (iii) the redemption price applicable to each series of Preferred Stock (as determined in accordance with the provisions of Section 4(D)2(a)), and (iv) each Holder's right to convert the shares of Preferred Stock held by such Holder into Common Stock in accordance with the provisions of Section 4(D)3 hereof by notifying the Corporation in writing prior to the Redemption Date. From and after the date fixed in such notice as the Redemption Date, to the extent a Holder did not elect to convert the shares of Preferred Stock held by such Holder (and unless default shall have been made by the Corporation in providing monies for the payment in full of the redemption price), all rights of such Holder of Preferred Stock as stockholder of the Corporation (except the right to receive payment in full of the redemption price) shall cease.

                           (e) Shares Retired. All shares of the Preferred Stock
redeemed by the Corporation shall be retired and cancelled and shall not be reissued.

                  3.       Conversion of Preferred Stock.
                           -----------------------------

                           (a) Right to Convert.  Each Holder of Preferred Stock
shall have the right, at any time (subject to the Corporation obtaining the requisite government approvals referred to in Section 5), to convert all or any portion of such Holder's shares of Preferred Stock into such number of validly issued fully paid and nonassessable shares of Class A Common Stock or, if required by applicable law, Class B Common Stock ("Conversion Stock"), as is equal to the quotient obtained by dividing (A) the Liquidation Preference of the shares of Preferred Stock being converted, by (B) the applicable Conversion Price (as last adjusted and then in effect) for the shares of Preferred Stock being converted, by surrender of the certificates representing the shares of Preferred Stock to be converted in the manner provided for in Section 4(D)3(b) hereof. As of the date hereof, the initial conversion price (the "Conversion Price") shall be, (i) as to shares of Junior Preferred Stock, $125.00 per share of Common Stock, (ii) as to shares of Series C Preferred Stock, $150.00 per share of Common Stock, (iii) as to shares of Series D Preferred Stock, $80.00 per share of Common Stock and (iv) as to shares of Series E Preferred Stock, $100.00 per share of Common Stock, and each price shall be subject to adjustment as provided for in Section 4(D)4 hereof. Any accrued but unpaid dividends on any shares of Series C Preferred Stock or Junior Preferred Stock converted in accordance with the provisions of this Section 4(D)3(c) form part of the Liquidation Preference of such Preferred Stock and shall be converted into Conversion Stock as set forth in this Section 4(D)3(c). The Holders of Series E Preferred Stock and Series D Preferred Stock shall not be entitled to payment in cash or stock of any accrued but unpaid dividends in the event of any conversion under this Section 4(D)3(a) or Section 4(D)3(c).

                           (b) Exercise of Conversion  Right.  The Holder of any
shares of Preferred Stock may exercise the conversion right pursuant to Section 4(D)3(a) hereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the Corporation, accompanied by written notice (a "Conversion Notice") stating that such Holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Conversion Stock are to be issued and the class or classes of Conversion Stock to be issued; provided, however, that, if such name or names are other than that of the Holder, such issuance of Conversion Stock is permitted by applicable Federal and state securities laws. On a date (the "Conversion Date") to be scheduled as promptly as possible, but in any event within ten Business Days thereafter, the Corporation shall issue and deliver to the Holder, or upon the written order of such Holder, to the Person and place designated by such Holder,
(i) a certificate or certificates for the number of full shares of Conversion Stock to which such Holder is entitled and (ii) a check or cash in respect of any fractional interest in a share of Common Stock, as provided for in Section 4(D)3(d) hereof, payable with respect to the shares of Preferred Stock so converted up to and including the Conversion Date. The Person in whose names the certificate or certificates for Conversion Stock are to be issued shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the Holder thereof to declared but unpaid dividends, if any, on the shares of Preferred Stock represented thereby to the same extent as if the certificate therefor covering such unconverted shares had not been surrendered for conversion. Notwithstanding the foregoing, any Holder exercising the right to convert granted under this Section 4(D)3 in contemplation of a Public Offering, Sale Transaction or Asset Sale or any other transaction or event shall have the right to make such conversion contingent upon the consummation of such transaction or event by so specifying in the relevant Conversion Notice. Any contingent conversion shall be irrevocably effective on the date the applicable transaction or event is consummated or occurs, and may be revoked by the Holder at any time prior to such consummation or if the applicable Public Offering, Sale Transaction or Asset Sale is abandoned.

                           (c)   Conversion  of  Preferred   Stock  Upon  Public
Offering. Upon the consummation of a Public Offering, the Corporation shall have the right (but not the obligation) to require all Holders of Preferred Stock to convert their shares of Preferred Stock into such number of validly issued fully paid and nonassessable shares of Class A Common Stock or, if required by applicable law, Class B Common Stock, as is equal to the quotient obtained by dividing (A) the applicable Liquidation Preference of the shares of Preferred Stock being converted, by (B) the respective Conversion Price (as last adjusted and then in effect) for such Preferred Stock; provided, however, that (i) the

Corporation's right to require the Holders of Series C Preferred Stock or Series D Preferred Stock to convert their shares of Preferred Stock shall be subject to the satisfaction of the Mandatory Conversion Condition applicable to the Series C Preferred Stock and the Series D Preferred Stock, respectively, and (ii) the Corporation's right to require the Holders of Series E Preferred Stock to convert their shares of Preferred Stock shall be subject to the provision of the adjustment, if any, required in Section 4(D)4(b).

         The mandatory conversion condition (the "Mandatory Conversion Condition") shall be satisfied if the Calculated IRR on the original purchase price of each share of Series C Preferred Stock and Series D Preferred Stock, respectively, assuming a conversion into shares of Common Stock at the respective Conversion Price for the Series C Preferred Stock and the Series D Preferred Stock then in effect, in each case, with a value on such Common Stock at the price at which shares of Common Stock are sold to the public in the Public Offering giving rise to the need to calculate the Calculated IRR, shall be equal to or greater than 25%.

                           (d) No Fractional  Shares.  No  fractional  shares of
Conversion Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Conversion Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Preferred Stock so surrendered. Instead of issuing any fractional shares of Conversion Stock that would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall make payment to such Holder, in cash, of an amount equal to the fraction of a share of Conversion Stock otherwise issuable to such Holder, multiplied by the Market Price on the Business Day immediately prior to conversion.

                           (e) Stamp and Other Taxes. The Corporation  shall pay
all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Capital Stock of the Corporation upon conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate of such shares in a name other than that of the Holder of the shares of Preferred Stock in respect of which such shares are being issued.

                           (f)  Reservation  of Common  Stock.  The  Corporation
shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock (assuming Conversion Prices as set forth in
Section 4(D)3(c) above, as such amounts are adjusted from time to time as contemplated by Section 4(D)4 hereof and the conversion, exercise and exchange of all other outstanding Convertible Securities and Options) a sufficient number of shares of each of Class A Common Stock and Class B Common Stock so as to provide for the conversion of all outstanding shares of Preferred Stock and all other outstanding Convertible Securities and Options into each of such applicable classes of Common Stock. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

                           (g) No Liens.  All shares of  Conversion  Stock which
may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                  4. Adjustment of Conversion Price, Number of Shares of Common Stock, etc. The applicable Conversion Price for the Preferred Stock shall be subject to adjustment from time to time as hereinafter provided for in this
Section 4(D)4.

                           (a) Adjustment Upon Triggering Event. If a Triggering
Event shall occur and the Calculated IRR with respect to either the Series A Preferred Stock or the Series B Preferred Stock, to the date of such Triggering Event, shall be less than 25%, the Conversion Price as to any such series in effect shall be reduced, but not increased, effective as of the date of such Triggering Event, to the higher of (i) $80.00 (as such price may be adjusted to reflect any event described in this Section 4(D)4 which becomes effective after the date hereof), or (ii) such price per share that, after giving effect to such reduction, causes the Calculated IRR in respect of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, to equal twenty-five percent (25%).

                           (b)  Adjustment  Upon  Public  Offering.  If a Public
Offering shall be consummated and the Calculated IRR with respect to the Series E Preferred Stock, to the closing date of such Public Offering, shall be less than 10%, the Conversion Price for the Series E Preferred Stock shall be reduced, but not increased, effective as of the closing date of such Public Offering, to (and the Series E Preferred Stock shall be converted into Common Stock as provided for in Section 4(D)3(c) at) the higher of (i) $80.00 (as such price may be adjusted to reflect any event described in this Section 4(D)4 which becomes effective after the date hereof), or (ii) such price per share that, after giving effect to such reduction, causes the Calculated IRR in respect of the Series E Preferred Stock to equal 10%.

                           (c)  Stock  Dividends.   In  case  at  any  time  the
Corporation shall at any time following the date this Certificate is filed with the Secretary of State of Delaware declare a dividend or make any other distribution upon the Common Stock of the Corporation which is payable in Common Stock or Convertible Securities, each Conversion Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon conversion of each series of Preferred Stock immediately prior to such dividend or other distribution shall be proportionately increased.

                           (d)  Subdivision or Combination of Stock. In case the
Corporation shall at any time following the date this Certificate is filed with the Secretary of State of Delaware subdivide the outstanding shares of Common
Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such combination shall be proportionately reduced.

                           (e)    Adjustments   for    Consolidation,    Merger,
Reorganization, etc. In case the Corporation (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger and such consolidation or merger does not constitute a Sale Transaction, or (ii) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets and such consolidation or merger does not constitute a Sale Transaction, or (iii) effects a capital reorganization or reclassification of the Capital Stock of the Corporation in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock and such reorganization or reclassification does not constitute a Sale Transaction, then, and in each such case, proper provision, in form and substance reasonably satisfactory to the Holders of 75% of all Preferred Stock then outstanding (measured by the aggregate Liquidation Preference), shall be made so that, (i) upon the basis and upon the terms and in the manner provided for in this Section 4(D)4(e), upon the conversion of the Preferred Stock at any time after the consummation of such consolidation, merger, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of each respective series of Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Preferred Stock immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 4(D)4) and (ii) the provisions of this
Section 4 thereafter shall remain applicable to the Preferred Stock (including, in the case of any such consolidation or merger in which the successor entity is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of each series of Preferred Stock, if the value so reflected is less than any Conversion Price which otherwise would be in effect immediately after such consolidation or merger). The Corporation shall not effect any such consolidation or merger, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance satisfactory to the Holders of 75% of each class or series of the Preferred Stock then outstanding), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

                           (f)  Notice of  Adjustment.  Whenever  the  number of
shares issuable upon the conversion of any series of Preferred Stock or any Conversion Price is adjusted, as provided for in this Section 4(D)4, the Corporation shall prepare and mail to each Holder a certificate setting forth
(i) each Conversion Price and the number of shares issuable upon the conversion of each series of Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

                           (g) Treasury  Shares.  The number of shares of Common
Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purposes of this Section 4(D)4.

                           (h) Certain Adjustment Rules.

                                (i) The provisions of this Section 4(D)4 shall
similarly apply to successive transactions.

                                (ii)  If  the  Corporation   shall  declare  any
dividend referred to in Section 4(D)4(c) hereof and if any Holder converts all or any part of the Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the applicable Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the payment of such dividend.

                                (iii)  If  the  Corporation  shall  declare  any
dividend referred to in Section 4(D)4(c) hereof and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this
Section 4(D)4 in respect of such declaration.

                  5. Voting Rights.
                     -------------

                           (a)  Subject to Section  4(D)5(b)  hereof  and,  with
respect to the Holders of Preferred Stock that are limited in their ability to possess voting rights by certain regulatory requirements applicable to such Holders, subject to compliance with such requirements, the Holders of Preferred Stock shall be entitled to vote separately as a class on each matter required to be submitted to a vote of common stockholders under the Certificate of Incorporation of the Corporation or Delaware law; provided, however, that, in respect of the election of the members of the board of directors of the Corporation, (i) the Holders of Series C Preferred Stock and Junior Preferred Stock shall vote together with the holders of Class A Common Stock and not separately as a class (with each share of Series C Preferred Stock, Junior Preferred Stock and Class A Common Stock having one vote) and (ii) the Holders of Series E Preferred Stock and Series D Preferred Stock shall have no right to vote.

                           (b) As long as any of the  Preferred  Stock  shall be
issued and outstanding, the
Corporation shall not, without first obtaining the approval (by vote or by written consent as provided by law) of TC Carting L.L.C., TC Carting II, L.L.C., TC Carting III, L.L.C. and Thayer Equity Investors IV, L.P., and the Holders, including TC Carting, L.L.C., TC Carting II, L.L.C., TC Carting III, L.L.C. and Thayer Equity Investors IV, L.P., of not less than 75% of the aggregate Liquidation Preference of the shares of Preferred Stock then outstanding:

                                (i) amend or repeal any provision of, or add any
provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

                                (ii) authorize or issue any additional shares of
Preferred Stock except as a dividend on outstanding shares of Preferred Stock;

                                (iii)  authorize,  create or issue  any  Capital
Stock having any rights, preferences or priorities (including, without limitation, dividend or liquidation preferences) (A) senior to the Preferred Stock, or (B) on a parity with those of the Preferred Stock, or authorize, create or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Capital Stock of the Corporation having any rights, preferences or priorities (including, without limitation, dividend or liquidation preferences) senior to or on a parity with the Preferred Stock; or

                                (iv)  reclassify  any  outstanding  shares  into
shares having any rights, preferences or priorities (including, without limitation, dividend or liquidation preferences) (A) senior to the Preferred Stock, or (B) on a parity with those of the Preferred Stock.

                  6. Transferability. The shares of Preferred Stock shall not be transferable to any Person except in accordance with the Securities Act of 1933, as amended, and applicable state or "blue sky" laws, or an exemption therefrom. Each certificate representing shares of Preferred Stock shall include a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR PLEDGED

OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE, TRANSFER, DISPOSITION, PLEDGE OR HYPOTHECATION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS)."

         (E) Limitations on Restricted Payments.

         Notwithstanding any other provision of this Fifth Amended and Restated Certificate of Incorporation (as amended and/or restated and in effect from time to time), a holder of any Equity Security (including shares of any class or series of Common Stock or Preferred Stock) shall not be entitled to receive, and the Corporation shall not make, any Restricted Payment (directly or indirectly) unless either (i) all Obligations then outstanding of the Corporation to holders of Relevant Indebtedness have been indefeasibly paid and discharged in full in cash or (ii) the Restricted Payment at the time it is made complies with all covenants in the Relevant Indebtedness that limit Restricted Payments and with any other applicable provisions of the Relevant Indebtedness. In furtherance of the foregoing, each holder of any Equity Security (by its ownership or acceptance of any share or interest in or of such Equity Security thereof) shall be deemed to have acknowledged and agreed that (a) such holder's right to receive any Restricted Payment is subject and subordinated in right of payment to the payment in full and discharge of all Obligations then outstanding under Relevant Indebtedness, and (b) except as permitted by the previous sentence, the Corporation shall not make any Restricted Payment (or any deposit in respect thereof), whether directly or indirectly, by exercise of any right of set-off or otherwise. In the event that any payment by, or distribution of the assets of, the Corporation of any kind or character (whether in cash, property or securities, whether directly or indirectly, by exercise of any right of set-off or otherwise and whether as a result of a bankruptcy proceeding with respect to the Corporation or otherwise) shall be received by a holder of Capital Stock at any time when such payment is prohibited by this Section, such payment shall be held in trust for the benefit of, and shall be paid over to, the holders of the Relevant Indebtedness in accordance with the priorities then existing among such holders of Relevant Indebtedness for application to the payment of all Relevant Indebtedness remaining unpaid.

         For purposes of this Section 4(E), the following terms shall have their respective meanings set forth below:

                  "Obligation" means, with respect to any Relevant Indebtedness, the obligation (whether primary or secondary) to pay principal, premium, liquidated damages, interest and fees (however denominated) and all other obligations.

                  "Credit Agreement" means the Amended and Restated Revolving Credit Agreement and Term Loan Agreement, among IESI Corporation and its subsidiaries (other than De Minimis Subsidiaries (as defined therein)), the Lenders referred to therein,

Fleet National Bank, as Administrative Agent, and LaSalle Bank National Association, as Syndication Agent.

                  "Relevant Indebtedness" means: (1) the Credit Agreement, (2) any Notes and (3) any other indebtedness for borrowed money of (or guaranty thereof by) the Corporation that contains a restriction on the making of a Restricted Payment; in each case of clauses (1) through (3), as amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or placement agents, or underwriters, or other agents, lenders, placement agents or underwriters or otherwise, and whether provided under the original agreement or instrument or otherwise).

                  "Restricted Payment" means:

                  (1) any declaration or payment of any dividend or making of any other payment or distribution on account of any Equity Security (or any equivalent security of any Subsidiary of the Corporation ("Subsidiary Equity") (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation or any of its Subsidiaries) or to the direct or indirect holders of any Equity Security or Subsidiary Equity in their capacity as such;

                  (2) any payment in connection with, or the making of, any purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Corporation) of any Equity Security or any equivalent security of any direct or indirect parent of the Corporation or any Subsidiary Equity; and

                  (3) any payment permitted or required, but for the provisions of this Section 4(E), by Sections 4(C)2(e), 4(C)2(f), 4(D)1, 4(D)2(a), 4(D)2(c),
4(D)3(d) or 4(D)3(e) (or any successor provisions) or by any other provision of this Fifth Amended and Restated Certificate of Incorporation (as amended and/or restated and in effect from time to time).

                  "Notes" means (i) any notes or other securities (including any guaranty) evidencing indebtedness, and any notes or other securities issued in exchange therefore or in addition thereto (including without limitation any notes or other securities that are registered under the Act or unregistered, senior or subordinated, secured or unsecured, convertible or exchangeable, or issued as an investment unit with other securities) and (ii) the indenture under which they are issued."

                  Section 5. Notwithstanding anything to the contrary in Section 4, the Corporation and any holder of Capital Stock, as applicable, shall use their best efforts to make any filings with any governmental body, or obtain any approvals of any governmental body (including those in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act")) required prior to or in connection with any conversion or redemption of any Capital Stock within a reasonable period of time. Any Conversion Date, Redemption Date, notice periods or other time periods provided hereunder shall be extended to the extent necessary to allow such filings to be made and such approvals to be obtained. In the event that any such approvals cannot be obtained, the Corporation shall not, nor shall it have the obligation to, convert or redeem any Capital Stock.

                  Section 6. The Corporation shall keep at its principal office a register for the registration of the Common Stock and the Preferred Stock. Upon the surrender of any certificate representing Common Stock or Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends, if any, shall accrue on the Common Stock or Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Common Stock or Preferred Stock represented by the surrendered certificate.

                  Section 7. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends, if any, shall accrue on the Common Stock or Preferred Stock represented by such new certificate from the date up to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  Section 8. Unless, and except to the extent that, the by-laws of the Corporation (the "By-Laws") so require, the election of directors need not be by written ballot.

                  Section 9. The board of directors of the Corporation may from time to time adopt, amend or repeal the By-Laws, subject to the power of the stockholders to adopt any By-Laws or to amend or repeal any By-Laws adopted, amended or repealed by the board of directors.

                  Section 10. To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof, or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director will be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. Any repeal or amendment of this Section 10 will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment.

                  Section 11. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (A) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (B) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (C) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Certificate of Incorporation this 10th day of October, 2003.

                                               IESI CORPORATION



                                                By: /s/ Thomas J. Cowee
                                                    Thomas J. Cowee
                                                    Chief Financial Officer,
                                                    Vice President, Treasurer
                                                    and Assistant Secretary